Exhibit 99.1

FOR IMMEDIATE RELEASE	APRIL 28, 2010

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com
cc10-39
LSI Reports First Quarter 2010 Results
Company swings quarterly net income by more than $100 million year-over-year
MILPITAS, Calif., April 28, 2010 — LSI Corporation (NYSE: LSI) today reported results for its first quarter ended April 4, 2010.
First Quarter 2010 News Release Summary
•	First quarter 2010 revenues of $637 million

•	First quarter 2010 GAAP* net income of 3 cents per diluted share

•	First quarter 2010 non-GAAP** net income of 14 cents per diluted share

•	First quarter operating cash flows of $106 million
Second Quarter 2010 Business Outlook
•	Projected revenues of $635 million to $665 million

•	GAAP* net (loss)/income in the range of ($0.03) to $0.06 cents per share

•	Non-GAAP** net income in the range of $0.08 to $0.14 cents per share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill and other intangible asset impairment, stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, write-down of debt and equity securities and gain on repurchase of convertible subordinated notes. It also excludes the income tax effect associated with the above mentioned items.

First quarter 2010 revenues were $637 million, a 32% increase year-over-year compared to $482 million reported in the first quarter of 2009, and essentially flat sequentially compared to $638 million reported in the fourth quarter of 2009.
First quarter 2010 GAAP* net income was $23 million or 3 cents per diluted share, compared to first quarter 2009 GAAP net loss of $104 million or 16 cents per share. First quarter GAAP results included a net tax benefit of $19 million primarily related to the expiration of statutes of limitations. First quarter 2010 GAAP results compare to fourth quarter 2009 GAAP net income of $65 million or 10 cents per diluted share. First quarter 2010 GAAP net income included a net charge of $70 million from special items, consisting primarily of $40 million of amortization of acquisition-related items, $16 million of stock-based compensation expense, $12 million of loss on write-down of equity securities, and $2 million of net restructuring and other items.
First quarter 2010 non-GAAP** net income was $92 million or 14 cents per diluted share, compared to first quarter 2009 non-GAAP net loss of $18 million or 3 cents per share. First quarter non-GAAP results also included the aforementioned net tax benefit of $19 million. Fourth quarter 2009 non-GAAP net income was $124 million or 18 cents per diluted share.
Cash and short-term investments totaled approximately $1.0 billion at quarter end. LSI also announced today that it has completed the purchase of approximately 4 million shares of its common stock for approximately $26 million under its $250 million share repurchase program.
“Our strong first quarter results reflect an improving end demand environment as well as increasing operating leverage from the steps we have taken to transform our business over the past few years,” said Abhi Talwalkar, LSI president and chief executive officer. “Revenues were at the high end of our updated guidance range and well above typical seasonal patterns, further underscoring our confidence in our ability to grow faster than the markets we serve.”
Bryon Look, LSI CFO and chief administrative officer, said, “First quarter revenues improved significantly on a year-over-year basis and were sequentially flat to the fourth quarter of 2009, offsetting the effects of normal seasonality. We delivered strong earnings performance relative to our upwardly revised guidance and generated solid operating cash flows of $106 million. Semiconductor revenues grew 9% sequentially, while our storage systems business achieved record first-quarter revenues.”

LSI Second Quarter 2010 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$635 million to $665 million		$635 million to $665 million
Gross Margin	40% – 44%	$30 million to $40 million	46.7% – 48.7%
Operating Expenses	$248 million to $268 million	$20 million to $30 million	$228 million to $238 million
Net Other (Loss)/Income	$1 million		$1 million
Tax	Approximately $9 million		Approximately $9 million
Net (Loss)/Income Per Share	($0.03) to $0.06	($0.08) to ($0.11)	$0.08 to $0.14
Diluted Share Count	664 million		664 million
Capital spending is projected to be around $15 million in the second quarter and approximately $55 million in total for 2010.
Depreciation and software amortization is projected to be around $26 million in the second quarter and approximately $100 million in total for 2010.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PDT to discuss first quarter financial results and the second quarter 2010 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
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Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	LSI and the LSI & Design logo are trademarks or registered trademarks of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 4,	December 31,	April 5,
	2010	2009	2009
Assets

Current assets:
Cash and short-term investments	$1,015.5	$962.1	$1,073.8
Accounts receivable, net	298.6	339.0	273.3
Inventories	185.8	169.3	201.2
Prepaid expenses and other current assets	124.4	115.1	136.7

Total current assets	1,624.3	1,585.5	1,685.0

Property and equipment, net	215.4	219.0	226.6
Goodwill and identified intangible assets, net	887.7	927.9	1,022.9
Other assets	223.1	235.5	243.5

Total assets	$2,950.5	$2,967.9	$3,178.0

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$350.0	$350.0	$244.6
Other current liabilities	509.4	504.4	490.0

Total current liabilities	859.4	854.4	734.6

Long-term debt, net of current portion	—	—	350.0
Pension, tax and other liabilities	618.9	652.4	750.8

Total liabilities	1,478.3	1,506.8	1,835.4

Stockholders’ equity:
Common stock and additional paid-in capital	6,141.6	6,149.2	6,088.4
Accumulated deficit	(4,386.0)	(4,408.5)	(4,464.3)
Accumulated other comprehensive loss	(283.4)	(279.6)	(281.5)

Total stockholders’ equity	1,472.2	1,461.1	1,342.6

Total liabilities and stockholders’ equity	$2,950.5	$2,967.9	$3,178.0

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 4,	December 31,	April 5,
	2010	2009	2009

Revenues	$637,182	$637,796	$482,279

Cost of revenues	332,937	335,792	276,584
Purchase accounting effect on inventory	—	56	—
Amortization of acquisition-related intangibles	31,288	33,448	33,610
Stock-based compensation expense	1,712	1,650	2,013

Total cost of revenues	365,937	370,946	312,207

Gross profit	271,245	266,850	170,072

Research and development	158,974	146,526	147,422
Stock-based compensation expense	7,898	6,536	7,862

Total research and development	166,872	153,062	155,284

Selling, general and administrative	70,563	63,239	66,519
Amortization of acquisition-related intangibles	8,948	9,123	9,123
Stock-based compensation expense	6,821	5,993	8,115

Total selling, general and administrative	86,332	78,355	83,757

Restructuring of operations and other items, net	1,620	2,286	25,205

Income/(loss) from operations	16,421	33,147	(94,174)

Interest expense	(3,894)	(3,932)	(7,236)
Interest income and other, net	(8,807)	4,530	5,863

Income/(loss) before income taxes	3,720	33,745	(95,547)
(Benefit)/provision for income taxes	(18,800)	(31,081)	8,000

Net income/(loss)	$22,520	$64,826	$(103,547)

Net income/(loss) per share:
Basic	$0.03	$0.10	$(0.16)

Diluted	$0.03	$0.10	$(0.16)

Shares used in computing per share amounts:
Basic	656,528	654,560	648,459

Diluted	664,315	663,237	648,459

A reconciliation of net income/(loss) on the GAAP basis to non-GAAP net income/(loss) is included below.

	Three Months Ended
Reconciliation of GAAP net income/(loss) to	April 4,	December 31,	April 5,
non-GAAP net income/(loss):	2010	2009	2009

GAAP net income/(loss)	$22,520	$64,826	$(103,547)

Special items:
a) Stock-based compensation expense — cost of revenues	1,712	1,650	2,013
b) Stock-based compensation expense — R&D	7,898	6,536	7,862
c) Stock-based compensation expense — SG&A	6,821	5,993	8,115
d) Amortization of acquisition-related intangibles — cost of revenues	31,288	33,448	33,610
e) Amortization of acquisition-related intangibles — SG&A	8,948	9,123	9,123
f) Purchase accounting effect on inventory	—	56	—
g) Restructuring of operations and other items, net	1,620	2,286	25,205
h) Write-down of equity securities	11,600	—	—

Total special items	69,887	59,092	85,928

Non-GAAP net income/(loss)	$92,407	$123,918	$(17,619)

Non-GAAP net income/(loss) per share:
Basic	$0.14	$0.19	$(0.03)

Diluted *	$0.14	$0.18	$(0.03)

Shares used in computing non-GAAP per share amounts:
Basic	656,528	654,560	648,459

Diluted	690,395	689,317	648,459

*	In computing non-GAAP diluted earnings per share for three months ended April 4, 2010 and December 31, 2009, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock.

	Three Months Ended
Reconciliation of GAAP to non-GAAP shares used in the calculation	April 4,	December 31,	April 5,
of diluted per share amounts:	2010	2009	2009

Diluted shares used in per-share computation — GAAP	664,315	663,237	648,459
Effect of $350 million convertible notes considered dilutive	26,080	26,080	—

Diluted shares used in per-share computation — non-GAAP	690,395	689,317	648,459

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	April 4,	December 31,	April 5,
	2010	2009	2009
Operating activities:
Net income/(loss)	$22,520	$64,826	$(103,547)
Adjustments:
Depreciation and amortization *	67,017	69,244	65,079
Stock-based compensation expense	16,431	14,179	17,990
Non-cash restructuring of operations and other items, net	(10)	—	(1)
Write-down of equity securities	11,600	—	—
Loss on sale of property and equipment	3	75	100
Unrealized foreign exchange (gain)/loss	(2,215)	986	(12,384)
Deferred taxes	98	3,316	73
Changes in assets and liabilities:
Accounts receivable, net	40,396	(31,769)	30,690
Inventories	(16,441)	(13,814)	19,340
Prepaid expenses and other assets	(8,095)	20,197	32,443
Accounts payable	(8,547)	15,001	(63,535)
Accrued and other liabilities	(16,979)	(65,490)	3,905

Net cash provided by/(used in) operating activities	105,778	76,751	(9,847)

Investing activities:
Purchases of debt securities available-for-sale	—	—	(10)
Proceeds from maturities and sales of debt securities available-for-sale	11,254	12,932	35,882
Purchases of equity securities	—	(4,625)	(5,000)
Purchases of property, equipment and software	(27,276)	(21,266)	(25,463)
Proceeds from sale of property and equipment	22	24	7

Net cash (used in)/provided by investing activities	(16,000)	(12,935)	5,416

Financing activities:
Issuance of common stock	3,635	8,707	1
Purchase of common stock under repurchase programs	(26,208)	—	—

Net cash (used in)/provided by financing activities	(22,573)	8,707	1

Effect of exchange rate changes on cash and cash equivalents	(2,117)	383	(2,366)

Increase/(decrease) in cash and cash equivalents	65,088	72,906	(6,796)

Cash and cash equivalents at beginning of period	778,291	705,385	829,301

Cash and cash equivalents at end of period	$843,379	$778,291	$822,505

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, premiums on short-term investments, debt issuance costs, and accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions)
(Unaudited)

	Three Months Ended
	April 4,	December 31,	April 5,
	2010	2009	2009

Semiconductor revenues	$416.5	$380.8	$325.0
Storage Systems revenues	$220.7	$257.0	$157.3
Total revenues	$637.2	$637.8	$482.3
Percentage change in revenues-qtr./qtr. ( a )	-0.1%	10.3%	-20.9%
Percentage change in revenues-yr./yr. ( b )	32.1%	4.6%	-27.0%

Days sales outstanding	42	48	51
Days of inventory	46	41	58
Current ratio	1.9	1.9	2.3
Quick ratio	1.5	1.5	1.8

Gross margin as a percentage of revenues	42.6%	41.8%	35.3%
R&D as a percentage of revenues	26.2%	24.0%	32.2%
SG&A as a percentage of revenues	13.5%	12.3%	17.4%

Employees ( c )	5,451	5,397	5,310
Revenues per employee (in thousands) ( d )	$467.6	$472.7	$363.3

Selected Cash Flow Information:
Purchases of property and equipment ( e )	$15.2	$14.1	$10.2
Depreciation and amortization ( f )	$26.3	$26.2	$22.5

( a )	Represents a sequential quarterly change in revenues.

( b )	Represents a change in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

( e )	Excludes purchases of software.

( f )	Represents depreciation of fixed assets and amortization of software.